Exhibit 99.1

FOR IMMEDIATE RELEASE

February 3, 2022	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE FIRST QUARTER ENDING DECEMBER 28, 2021

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of the Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard restaurant brands, today reported financial results for the fiscal quarter ended December 28, 2021.

Key highlights of the Company’s financial results include:

•	Total Revenues for the quarter increased 20.5% to $32.9 million compared to fiscal 2021

•	Total Restaurant Sales for Bad Daddy’s restaurants were $24.6 million for the quarter

•	Same Store Sales[1] for company-owned Bad Daddy’s restaurants increased 24.0% for the quarter, impacted by rolling over dining room closures in our Colorado restaurants during the prior year

•	Total Restaurant Sales for Good Times restaurants were $8.1 million for the quarter

•	Same Store Sales for company-owned Good Times restaurants decreased 5.9% for the quarter

•	Net Income Attributable to Common Shareholders was $0.3 million for the quarter

•	Adjusted EBITDA[2] (a non-GAAP measure) for the quarter was $1.5 million

•	The Company ended the quarter with $7.6 million in cash and no long-term debt

Ryan M. Zink, the Company’s Chief Executive Officer, said, “Despite macroeconomic challenges prevalent in the operating environment, I am pleased with our performance for the quarter. Like others in our industry, we are feeling inflationary pressures throughout our business, both in the cost of labor and in the cost of food and supplies. Nevertheless, we have taken a modest approach to menu price increases, while absorbing large wage increases to ensure adequate staff in our restaurants. We believe that this approach will deliver long-term benefits through multi-year sales gains at both concepts, and that over time, through gradual menu price increases and stellar service, we will continue to build long-term guest loyalty. We continued our trend of profitability, with net income to common shareholders of $0.3 million, and though this is down compared to fiscal 2021, the results are found in our same store sales, which are up at both brands compared to fiscal 2020 and with two-year same store sales gains of 19.5% at Good Times. We expect margins in the second fiscal quarter to be equally, if not more, challenged than they were this quarter as we continue to fight against continued increased price pressure on commodities and a tight labor market during a quarter that is seasonally lower in sales.”

Mr. Zink continued, “We continue to have confidence in both brands and, to support a strong future we are remodeling one of our Good Times Burgers and Frozen Custard restaurants in the northern part of the Denver metro that will speak to our Colorado heritage and our focus on drive-thru service. The remodel of this legacy double drive-thru is not just a facelift but also adds elements to migrate the brand to better leverage technology, including the use of outdoor kiosks to service our walk-up customers and a re-envisioned patio, as well as digital menu boards and upgraded lane timing technology that will provide our operators greater ability to manage the flow of guests. We expect this remodel to be completed during the second half of fiscal 2022. At Bad Daddy’s, we continue to pursue the development of new restaurants in the southeast part of the country. We have one lease under active negotiation and several sites under various stages of negotiation for lease or purchase of real estate associated with our Bad Daddy’s brand. We continue to use discipline in site selection and expect new Bad Daddy’s restaurants to begin opening in Fiscal 2023.”

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1 Sales store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry. Same store sales for our brands are calculated using all units open for at least 18 full fiscal months, and use the comparable operating weeks from the prior year to the current year quarter’s operating weeks

2 For a reconciliation of Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

1

“Given the deferral of the use of cash in new restaurant development, today the Company separately announced that its Board of Directors has authorized the repurchase of up to an aggregate of $5 million worth of the Company’s outstanding common stock. We believe this multi-faceted approach, which includes investing in both existing and new restaurants as well as returning capital to shareholders will create significant value over time.” Zink concluded.

Fiscal 2022 Outlook: Due to continuing uncertainty surrounding COVID-19, impacts of supply chain constraints and the current inflationary environment, the Company is not, at this point, providing a financial forecast for fiscal 2022. Although all Bad Daddy’s dining rooms are currently open and capacity restrictions have been lifted in most locations, the possibility remains that temporary closures and/or capacity restrictions might be put in place with limited notice. Should such restrictions be mandated or should customer behaviors be altered by changing public health guidance or perceptions related to COVID-19, the Company could adjust financial performance expectations.

Conference Call: Management will host a conference call to discuss its first quarter 2022 financial results on Thursday, February 3, 2022 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its Chief Executive Officer.

The conference call can be accessed live over the phone by dialing 844-200-6205 and entering Participant access code 721552. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) owns, operates, franchises and licenses 42 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly-owned subsidiaries, Good Times Restaurants Inc. operates and franchises a regional quick-service restaurant chain consisting of 32 Good Times Burgers & Frozen Custard restaurants located primarily in Colorado.

Forward Looking Statements Disclaimer: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the Company's financial performance and its cash flows from operations, general economic conditions, which could adversely affect the Company's results of operations and cash flows. These risks also include such factors as the disruption to our business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on our results of operations, financial condition and prospects which may vary depending on the duration and extent of the pandemic and the impact of federal, state and local governmental actions and customer behavior in response to the pandemic, the impact and duration of staffing constraints at our restaurants, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 28, 2021 filed with the SEC, and other filings with the SEC . Good Times disclaims any obligation or duty to update or modify these forward-looking statements.

Good Times Restaurants Inc. CONTACTS:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal First Quarter
	(13 weeks)	(13 weeks)
Statement of Operations	2022	2021
Net revenues:
Restaurant sales	$32,676	$27,081
Franchise revenues	240	215
Total net revenues	32,916	27,296

Restaurant Operating Costs:
Food and packaging costs	10,226	7,841
Payroll and other employee benefit costs	11,177	8,881
Restaurant occupancy costs	2,328	2,195
Other restaurant operating costs	4,138	3,469
Pre-opening costs	50	39
Depreciation and amortization	984	929
Total restaurant operating costs	28,903	23,354

General and administrative costs	2,705	2,174
Advertising costs	641	509
Franchise costs	5	5
Gain on sale of restaurant assets and lease termination	(614)	(9)

Income from operations	1,276	1,263

Interest expense, net	(18)	(98)

Net income before provision for income taxes	1,258	1,165

Provision for income taxes	8	-

Net Income	1,250	1,165
Income attributable to non-controlling interests	(920)	(363)
Net income attributable to common shareholders	$330	$802

Basic and diluted income per share	$0.03	$0.06

Basic weighted average common shares outstanding	12,522	12,622
Diluted weighted average common shares outstanding	12,685	12,698

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

Balance Sheet Data	December 28, 2021	September 28, 2021
Cash and cash equivalents	$7,640	$8,856

Current assets	$12,871	$11,444

Total assets	$93,394	$93,681

Current liabilities	$12,828	$12,886

Stockholders’ equity	$31,589	$30,870

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s Burger Bar[3]		Good Times Burgers & Frozen Custard
	Fiscal First Quarter
	2022 (13 weeks)	2021 (13 weeks)	2022 (13 weeks)	2021 (13 weeks)

Restaurant sales	$24,457	$18,691	$8,086	$8,390
Restaurants opened during period	-	-	-	-
Restaurants closed during period	-	-	1	1
Restaurants open at period end	39	37	24	24

Restaurant operating weeks	507.0	481.0	312.0	318.0

Average weekly sales per restaurant	$48.2	$38.9	$25.9	$26.4

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3 Supplemental information for Bad Daddy’s excludes the non-traditional Bad Daddy’s at Tivoli location

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar					Good Times Burgers & Frozen Custard			Good Times Restaurants Inc.
	Fiscal Quarter Ended
	December 28, 2021 (13 weeks)		December 29, 2020 (13 weeks)		December 28, 2021 (13 weeks)		December 29, 2020 (13 weeks)		Dec 28, 2021 (13 wks)	Dec 29, 2020 (13 wks)

Restaurant sales	$24,590	100.0%	$18,691	100.0%	$8,086	100.0%	$8,390	100.0%	$32,676	$27,081
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	7,812	31.8%	5,356	28.7%	2,414	29.9%	2,485	29.6%	10,226	7,841
Payroll and benefits costs	8,418	34.2%	6,267	33.5%	2,759	34.1%	2,614	31.2%	11,177	8,881
Restaurant occupancy costs	1,649	6.7%	1,454	7.8%	679	8.4%	741	8.8%	2,328	2,195
Other restaurant operating costs	3,285	13.4%	2,648	14.1%	853	10.5%	821	9.8%	4,138	3,469
Restaurant-level operating profit	$3,426	13.9%	$2,966	15.9%	$1,381	17.1%	$1,729	20.6%	$4,807	$4,695

Franchise revenues									240	215
Deduct - Other operating:
Depreciation and amortization									984	929
General and administrative									2,705	2,174
Advertising costs									641	509
Franchise costs									5	5
Gain on restaurant asset sale									(614)	(9)
Pre-opening costs									50	39
Total other operating									3,771	3,647

Income from operations									$1,276	$1,263

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The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2022 and fiscal 2021, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA (Thousands of US Dollars)

	Fiscal Quarter Ended
	December 28, 2021 (13 weeks)	December 29, 2020 (13 weeks)

Net income, as reported	$330	$802
Depreciation and amortization [4]	1,004	909
Interest expense, net	18	98
Provision for income taxes	8	-
EBITDA	1,360	1,809
Pre-opening expense	50	39
Non-cash stock-based compensation	95	61
GAAP rent-cash rent difference	(73)	(107)
Gain on restaurant asset sales and lease termination [5]	(484)	(9)
One-time special allocation to Bad Daddy’s partnerships[6]	516	-
Adjusted EBITDA	$1,464	$1,793

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

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4 Depreciation and amortization expense have been reduced by amounts attributable to non-controlling interests of $67 thousand and $41 thousand for the quarters ended December 28, 2021 and December 29, 2020, respectively.

5 Gain on restaurant asset sales and lease termination has been reduced by amounts attributable to non-controlling interests of $130 thousand and zero for the quarters ended December 28, 2021 and December 29, 2020, respectively.

6 Amount represents the portion of a one-time payroll cost rebate attributable to the non-controlling partners in these partnerships.

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Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use Adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that Adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.